DANIEL J. BAIER, CPA, P.C.                     2541 Monroe Avenue * Suite 304
                                                  Rochester, New York 14618
                                                      (716) 271-4550
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Certified Public Accountant * Business and Financial Advisory Services


                                                   November 20, 2000


Office of the Chief Accountant
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC  20549

I would like to inform you that I have read the disclosures provided by Delta Mutual, Inc. (File #000-30563) in its filing of form 10-Q dated November 20, 2000 and that there are no disagreements regarding the statements made under
Item 5 - Other Information.

                                          Sincerely,


                                          /s/ Daniel J. Baier

                                          Daniel J. Baier